UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2021

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54954	27-067116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.00001	MMMB	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

MamaMancini’s Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 24, 2021. There were 35,674,825 issued and outstanding shares eligible to vote as of May 25, 2021, the record date for the Annual Meeting and 22,233,332 shares were present either in person or by proxy at the meeting (which represented approximately 62.3% of the issued and outstanding shares eligible to vote). At the meeting, the following actions were taken:

(i) The Company’s shareholders elected eight directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2022. The directors elected, as well as the number of votes cast for each individual are set forth below:

Nominee	Votes For	% Voted For
Carl Wolf	19,773,757	99.9%
Matthew Brown	19,775,690	99.9%
Steven Burns	19,772,201	99.9%
Alfred D’Agostino	19,603,180	99.9%
Thomas Toto	19,584,877	99.2%
Dean Janeway	19,628,464	99.2%
Patrick Connor Haley	19,709,980	99.6%
Michael Stengel	19,774,898	99.9%

(ii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of Rosenberg Rich Baker Berman and Company, Certified Public Accountants as the Company’s independent registered public accounting firm for the year ending January 31, 2022, with the following votes:

Amount
Votes for approval:	22,120,859
Votes against:	23,584
% Voted for approval	99.5%
% Voted against approval:	0.4%
Abstentions:	88,889
% Abstentions:	0.25%

Following consideration of the prior matters, the Chairman proposed the approval of the Company’s 2021 Incentive Stock and Award Plan which will replace the Company’s 2021 Incentive Stock and Award Plan.

In order to consider this matter, the Chairman advised that the meeting would be adjourned until July 15, 2021 at 12 noon EDT, pending which time the Company will circulate a supplemental proxy statement and solicit votes on the matter. The meeting will be reconvened to tabulate this vote on July 15, 2021 at 12 noon EDT.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

By:	/s/ Carl Wolf
Name:	Carl Wolf
Title:	Chief Executive Officer

Dated:	June 30, 2021